Exhibit 10.1

AMENDMENT TWO TO SECOND AMENDED AND RESTATED

AGENTED CREDIT AGREEMENT

This Amendment Two to Second Amended and Restated Agented Credit Agreement (“Amendment”) is dated effective March 6, 2008, among ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation ("Borrower”), and BANK OF OKLAHOMA, N.A. (“BOK”), BANCFIRST, and COMMERCE BANK, N.A. (individually a "Bank" and collectively the "Banks"), and BANK OF OKLAHOMA, N.A., as agent for the Banks hereunder (in such capacity, "Agent").

RECITALS

A.     Reference is made to the Second Amended and Restated Agented Credit Agreement by and among Borrower, Banks and Agent, dated April 9, 2007, and amended October 25, 2007 (as amended, the “Credit Agreement”), pursuant to which currently exists (i) a term loan in the original principal amount of $10,000,000; (ii) a term loan in the original principal amount of $16,500,000; (iii) a $6,000,000 revolving line of credit; and (iv) a construction loan in the original principal amount of $3,000,000. Terms used herein shall have the meanings given in the Credit Agreement, unless otherwise defined herein.

B.        Borrower has requested that Banks (i) increase the revolving line of credit to $8,000,000, and (ii) temporarily modify the covenant limiting capital expenditures; and Banks have agreed to Borrower’s requests, subject to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the representations and warranties contained herein and for valuable consideration received, the parties agree to the following:

1.         Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

1.1.      Section 1.87 (Revolving Line) is hereby amended to reflect that the amount “$6,000,000” is hereby deleted and replaced with the amount “$8,000,000”.

1.2.      Section 2.3 (Revolving Line) is hereby amended to reflect that all references to the amount “$6,000,000” are hereby deleted and replaced with the amount “$8,000,000”.

1.3.      Section 10.4 (Capital Expenditures) is hereby deleted and replaced with the following:

“10.4   Capital Expenditures. Not make expenditures for fixed or capital assets if, after giving effect thereto, the aggregate of all such expenditures, excluding expenditures for the water pre-treatment facility not to exceed $3,000,000, would exceed (i) $6,250,000 during Borrower’s fiscal year ending December 31, 2008, and (ii) $1,500,000 during any fiscal year of Borrower thereafter.”

2.         Conditions Precedent. This Amendment and each Bank's commitments hereunder are conditioned upon satisfaction of the following at or before closing.

2.1.	Borrower shall execute and deliver to Banks this Amendment.

2.2.      Borrower shall execute and deliver the promissory notes payable to each Bank in amounts based on each Bank’s Pro Rata Share of $8,000,000.

2.3.      Borrower shall provide any and all documents, agreements and instruments related to this transaction, reasonably requested by the Banks.

3.         Borrower Ratification. Borrower hereby ratifies and confirms the Credit Agreement, and all instruments, documents and/or agreements executed and/or delivered by Borrower to Bank in connection therewith, and represents to Banks that: (i) the Loan Documents remain in full force and effect; (ii) all representations and warranties made thereunder are true and correct as of the date hereof; and (iii) no Event of Default exists or will result from the execution of this Amendment.

4.         Governing Law and Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

5.         Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by the Banks or otherwise in connection herewith, including, without limitation, all reasonable attorney fees, costs and expenses of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

6.         Multiple Counterparts. This Amendment may be executed in any number of counterparts, and all the counterparts taken together shall be deemed to constitute one and the same instrument.

7.         Further Assurances. Borrower will immediately execute and deliver to the Banks upon request all such other and further instruments as may be required or desired by the Banks from time to time in compliance with or in accomplishment of the covenants and agreements of Borrower made in this Amendment and such other instruments and documents referred to or mentioned herein, all as may be necessary or appropriate in connection therewith.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

"Borrower"

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Keith R. Schroeder
Keith R. Schroeder, Chief Financial Officer

”Banks”

BANK OF OKLAHOMA, N.A., as a Bank and Agent

By:	/s/ Dan Hughes
Dan Hughes, Senior Vice President

BANCFIRST

By:	/s/ Elisabeth F. Blue
Elisabeth F. Blue, Executive Vice President

COMMERCE BANK, N.A.

By:	/s/ Dennis R. Block
Dennis R. Block, Senior Vice President

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